EXHIBIT 99.01


CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Union Plaza Hotel and Casino, Inc. (the "Company") on Form 10-Q for the year ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, John D. Gaughan, President and Chief Executive Officer of the Company, and Alan J. Woody, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.  The Report fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange
    Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:       /s/ JOHN D. GAUGHAN         Dated:    April 30, 2003

            John D. Gaughan
            Chairman of the Board, President
            and Chief Executive Officer
By:       /s/ ALAN J. WOODY           Dated:    April 30, 2003

            Alan J. Woody
            Vice President and Chief
            Financial Officer